                                                                       Exhibit I
                                                                       ---------

                             JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached
Schedule 13G is being filed on behalf of each of the undersigned.



March 23, 2000       BRIARCLIFF INVESTORS LLC


                            By:  WEC Asset Management LLC, its Manager



                            By:  /s/ Ethan Benovitz
                                ---------------------------
                                Name:   Ethan Benovitz
                                Title:  Managing Director



March 23, 2000       WEC ASSET MANAGEMENT LLC


                            By:  /s/ Ethan Benovitz
                                ---------------------------
                                Name:   Ethan Benovitz
                                Title:  Managing Director





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